Exhibit 99.1

FOR FURTHER INFORMATION:

Lawrence D. Damron

Senior Vice President & Chief Financial Officer

(847) 229-2222

AKSYS® WILL REPORT GROWING MOMENTUM IN KEY METRICS AT THE
RODMAN & RENSHAW TECHVEST 6TH ANNUAL HEALTHCARE CONFERENCE
AND ANNOUNCES DATE FOR THIRD QUARTER 2004 CONFERENCE CALL

Company will highlight a number of major milestones that were achieved in 2004

Lincolnshire, IL – October 26, 2004 — Aksys, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, is scheduled to present at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference today.  Bill Dow, President and CEO of Aksys, Ltd., will summarize a number of key milestones achieved in the first three quarters of 2004 that demonstrated success and ongoing adoption of the company’s flagship product, the PHD® System.  These include:

•                  106 patients on PHD units as of 9/30/04.

•                  41 total partnership agreements signed as of 9/30/04.

•                  Cash and marketable securities of $43.8 million.

•                  Extensive media coverage on the PHD program in more than 30 daily newspapers and a health news segment on CNN’s “American Morning” program was aired on 96 local network TV stations across 55 markets.

“Aksys continues to gain momentum,” stated Dow, “We continue to see a great deal of interest from dialysis providers. We are on track and excited about our prospects for the upcoming year. We will provide further details of our third quarter results and guidance for the upcoming quarter and year during our conference call on Wednesday, November 3, 2004.”

Aksys’ third quarter conference call will be on Wednesday, November 3, 2004, at 11:00 a.m. Eastern Standard Time. The call can be accessed via the Internet through http://www.aksys.com. A replay will be available from 3:00 p.m. Eastern, Wednesday, November 3, through 6:00 p.m. Eastern, December 3 by dialing 703-925-2533 code 581816 or by logging onto the Internet at http://www.aksys.com or http://www.streetevents.com.

About the Company

Aksys, Ltd. produces hemodialysis products and services for patients suffering from kidney failure. The Company’s lead product, the PHD® System, is a next generation hemodialysis system designed to improve clinical outcomes of patients and reduce mortality, morbidity and the associated high cost of patient care. Further information is available at: http://www.aksys.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements are based on our views as of the date they are made with respect to future results or events. Factors that could cause such a difference include, but are not limited to, the following: (i) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (ii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit the Company to be profitable; (iii) risks related to quality control issues and consistency of service applicable to the PHD System; (iv) market, regulatory reimbursement and competitive conditions; (v) risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) our ability to obtain sufficient capital on acceptable terms to run our business; (vii) risks inherent in relying on third parties to manufacture the PHD System; (viii) changes in Quality Systems Requirements; and (ix) risks related to the disposition of our common stock by Durus Life Sciences Master Fund Ltd. and its affiliates. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

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